UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 14, 2025

LEXARIA BIOSCIENCE CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-39874	20-2000871
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 – 740 McCurdy Road, Kelowna, BC Canada	V1X 2P7
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (250) 765-6424

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share Warrants to Purchase Common Stock	LEXX LEXXW	The Nasdaq Capital Market The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.0	Entry into a Material Definitive Agreement

Lexaria Bioscience Corp. (the “Company”) via its wholly owned subsidiary, Lexaria (AU) Pty Ltd (“Lexaria AU”) has entered into a Change Order, with an effective date of May 14, 2025, to the terms of its Project Agreement (the “PA”) with Novotech (Australia) Pty Limited (“Novotech”).  The Change Order contemplates the addition of a 5th study arm, investigating DehydraTECH-tirzepatide capsules in its Australian clinical study “DehydraTECH Cannabidiol alone and in combination with glucagon-like peptide 1 agonists in pre- and Type II Diabetes” (“GLP-1-H24-4”).  Receipt of the human research ethics committee approval for this 5th study arm was announced in the Company’s press release of February 24, 2025 and since then Lexaria AU has been working with Novotech to approve an increased budget to facilitate this study arm within GLP-1-H24-4.

The Change Order also contemplates increasing the number of subjects previously approved in the PA for the four study arms from 20 to 24 subjects, in addition to the recruitment of 24 subjects for the 5th study arm investigating DehydraTECH-tirzepatide capsules.

The finalized approved budget associated with this Change Order has resulted in additional approximate costs of AU$1,900,000.

The description of the Change Order with Novotech is qualified in its entirety by the agreement that will be filed as an exhibit to the Company’s quarterly 10-Q Periodic Report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXARIA BIOSCIENCE CORP.

/s/ Richard Christopher
Richard Christopher
CEO, Principal Executive Officer

Date: June 12, 2025

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